UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Act of 1934
Date of Report (Date of earliest event reported)  April 20, 2006
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                       USA Real Estate Investment Trust
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           (Exact name of registrant as specified in its charter)

       California                  0-16508                 68-0109347
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(State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)            File Number)        Identification No.)

    One Scripps Drive, Suite 201    Sacramento, California    95825-7684
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             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code    (916) 761-4992
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

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Item 8.01 Other Events
Registrant previously reported that it entered into an agreement to sell 19401 Parthenia Street in Northridge, California. Said sale was expected to close not later than June 15, 2006. On April 20, 2006, the potential buyer paid Registrant $25,000 for an option to extend the closing date to not later than December 15, 2006. The potential buyer must pay Registrant $1,333 per day for each day the closing date is extended beyond June 15, 2006. The aforesaid payments are nonrefundable and are not a credit to the purchase
price.   There is no material relationship, other than in respect of the transaction, between buyer and Registrant or any of Registrant?s affiliates, trustees, or officers, or any associates of Registrant?s trustees or officers.

                                 Signature(s)
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                           USA Real Estate Investment Trust
Date:  April 20, 2006                      By:  Gregory E. Crissman
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                                           Gregory E. Crissman as
                                           Chairman, Chief Executive Officer
                                           and Chief Financial Officer